October 31, 2017

FOR IMMEDIATE RELEASE
Contact: Dana C. Gavenda, Chief Executive Officer
FSB Bancorp, Inc.
Tel (585) 233-9080

FSB BANCORP, INC. ANNOUNCES
CHIEF EXECUTIVE OFFICER SUCCESSION

Fairport, New York, October 31, 2017: FSB Bancorp, Inc. (the "Company") (NASDAQ: FSBC), the holding company for Fairport Savings Bank (the "Bank"), today announced that Dana C. Gavenda, President and Chief Executive Officer of the Company and the Bank will retire as Chief Executive Officer of the Company and the Bank, effective January 1, 2018. As part of the management succession, Mr. Gavenda has stepped down as President of the Company and the Bank. He will remain on the Board of Directors of the Company and the Bank as Executive Chairman.

The Board of Directors appointed Kevin D. Maroney, the Chief Financial Officer and Chief Operating Officer of the Company and the Bank as President and Chief Financial Officer of the Company and the Bank. Mr. Maroney will become Chief Executive Officer of the Company and the Bank upon the retirement of Mr. Gavenda on January 1, 2018. Mr. Maroney was also appointed to the Board of Directors of the Company and the Bank.

           "Kevin's dedication to the Bank over the years has been instrumental to the many successes we've achieved.  His vision for the future of the Bank will guide us to even greater achievements as we continue to grow our franchise," said Dana Gavenda.

            "Having joined Fairport Savings Bank as Chief Financial Officer in 2004, I've had the fortunate opportunity to work closely with Dana, our Board of Directors and senior management team to establish Fairport Savings Bank as a premier banking institution with financial strength, sound lending practices, and a commitment to our customers and the communities we serve," said Kevin Maroney. "It is with great excitement that I succeed Dana as President and Chief Executive Officer of Fairport Savings Bank. I look forward to leading this organization with a focus on continuing growth, offering exceptional services, exploring digital technology and most importantly, maintaining extraordinary customer service. Dana created a legacy that has provided the foundation and inspiration for me to drive shareholder value going forward."

About FSB Bancorp, Inc.

FSB Bancorp, Inc. is the bank holding company of Fairport Savings Bank, a New York chartered savings bank headquartered in Fairport, New York. The Bank conducts business from its main office in Fairport, New York and four branches located in Penfield, New York, Irondequoit, New York, Webster, New York, and Perinton, New York. The Company also has four mortgage origination offices located in Pittsford, New York, Watertown, New York, Greece, New York, and Buffalo, New York. The Company's principal business consists of originating one- to four-family residential real estate mortgages, home equity loans and lines of credit, commercial real estate, multi-family, construction, commercial and industrial, and other consumer loans. The Company attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products.  Through its wholly owned subsidiary, Fairport Wealth Management, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Safe-Harbor

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. FSB Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.